SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 2)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2012 (December 1, 2011)

Lufkin Industries, Inc.
(Exact name of registrant as specified in Charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (936) 634-2211

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 14, 2012, Lufkin Industries, Inc. (the “Company”) filed an Amended Form 8-K to report the completion of the financial statements of the business acquired and the pro forma financial information as required by Item 9.01(a)(4) and Item 9.01 (b)(2) of Form 8-K.  The Company previously announced acquisition of substantially all of the assets of Quinn’s Oilfield Supply Ltd. (“Seller”) and all of the outstanding equity interests in (i) Quinn Pumps, Inc., (ii) Quinn Pumps [California] Inc., (iii) Grenco Energy Services Inc., and (iv) Grenco Energy Services Limited Partnership (each of the entities referenced in clauses (i) through (iv), the “Acquired Companies”), pursuant to an asset purchase agreement (the “Agreement”) dated as of September 6, 2011, between the Company and its wholly-owned subsidiary Quinn Pumps Canada Ltd., formerly known as Lufkin Pump Acquisition Ltd. (“Buyer”), and Seller, the Acquired Companies, the owners of Seller listed therein and the Seller Representative named therein.

This amendment to the Amended Form 8-K is being filed to provide the pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)           Pro Forma Financial Information.

The unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2011, and the notes related thereto, are filed as Exhibit 99.1 to this report and are incorporated herein by reference.

(b)           Exhibits.

Exhibit Number	Description

99.1	Unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2011, and the notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUFKIN INDUSTRIES, INC

By	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:  February 27, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2011, and the notes related thereto.